Exhibit 99.1

IntelGenx Technologies Corp. Announces Closing of Private Placement

Saint Laurent, Quebec, Canada – July 14, 2009 – IntelGenx Technologies Corp. (the “Company”) (TSX-V: IGX-V; OTC-BB: IGXT) announced today that it has closed a private placement offering of approximately 10.5 million special warrants (“Special Warrants”) at a price of CDN$0.40 per Special Warrant for gross proceeds of approximately CDN$4.2 million (the “Offering”). The Offering was made and the Special Warrants were issued to investors in the Provinces of Ontario, British Columbia, Alberta and Manitoba pursuant to exemptions from prospectus requirements under applicable securities laws in the Provinces where the offering was made, and from registration requirements in the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Each Special Warrant entitles its holder to receive, upon exercise or deemed exercise thereof, one common share of the Company (a “Unit Share”) and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase one Common Share (“Warrant Share”) at a price of US$0.80 until July 13, 2012. The proceeds of the private placement will be used to support the Company’s strategic development projects and for working capital purposes.

Pursuant to an agency agreement entered into at closing, the Company engaged Paradigm Capital Inc., Bolder Investment Partners Ltd. and Union Securities Ltd. as agents (the “Agents”) to complete the private placement on a best efforts basis. The Company paid the Agents cash compensation equal to 8% of the gross proceeds of the Offering, granted Agents’ compensation options (“Compensation Options”) entitling the Agents to purchase a number of common shares of the Company equal to 8% of the number of Special Warrants sold in the Offering and issued a number of common shares of the Company (“Broker Shares”) to the Agents equal to 4% of the number of Special Warrants sold in the Offering. Each Compensation Option entitles the holder thereof to purchase one Common Share ( “Compensation Option Share”) at a price of US $0.80 until July 13, 2012.

The Special Warrants, the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options, the Compensation Option Shares and Broker Shares are subject to statutory resale restrictions under applicable securities laws in Canada until November 14, 2009, and they have not been registered under the U.S. Securities Act and as such are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and are subject to applicable resale restrictions thereunder.

Under the terms of the agency agreement, the Company has agreed to use commercially reasonable efforts to, as soon as practicable following closing, file and obtain a receipt for a final short form prospectus (“Prospectus”) in the Provinces of Ontario, British Columbia, Alberta, Manitoba and Quebec and to file a registration statement with and to have it declared effective by the United States Securities & Exchange Commission.

The Special Warrants shall be deemed exercised on behalf of, and without any required action on the part of, the holder thereof on the earlier of: (i) the fifth business day (the “Clearance Date”) after the later of the date the Corporation receives a receipt for the Prospectus qualifying the distribution of the Unit Shares and Warrants issuable on the exercise of the Special Warrants in the Qualifying Provinces and the date a registration statement is declared effective by the United States Securities & Exchange Commission; and (ii) 4 months and one day after closing. In the event the Clearance Date does not occur on or prior to 120 days following the closing, each Special Warrant shall entitle the holder thereof to 1.1 Unit Shares and 1.1 Warrants (in lieu of 1 Unit Share and 1 Warrant) upon the deemed exercise of such Special Warrants.

The securities discussed herein have not been registered under the U.S. Securities Act and may not be offered or sold absent registration under the U.S. Securities Act or an applicable exemption from the registration requirements thereof. This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

ABOUT INTELGENX:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx’s research and development pipeline includes products for the treatment of pain, hypertension, osteoarthritis, and depressive disorders. More information is available about the company at www.intelgenx.com.

FORWARD LOOKING STATEMENTS:

This document may contain forward-looking information about IntelGenx’s operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx's plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx's actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in IntelGenx's annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.

CONTACT:

Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com